Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

FNB Corporation

Christiansburg, Virginia

We have audited the accompanying consolidated balance sheets of FNB Corporation and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FNB Corporation and Subsidiary as of December 31, 2006 and 2005, and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of FNB Corporation’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 6, 2007 expressed an unqualified opinion thereon.

/s/ Brown, Edwards & Company, L.L.P.
CERTIFIED PUBLIC ACCOUNTANTS

Christiansburg, Virginia

February 6, 2007

Providing Professional Business Advisory & Consulting Services

100 Arbor Drive, Suite 108 • Christiansburg, VA 24073 • 540-381-9333 • Fax: 540-381-8319 • www.BEcpas.com

Member: SEC and Private Companies Practice Sections of American Institute of Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited management’s assessment, included in the accompanying Report of Management, that FNB Corporation maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). FNB Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that FNB Corporation maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, FNB Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the COSO criteria.

Providing Professional Business Advisory & Consulting Services

100 Arbor Drive, Suite 108 • Christiansburg, VA 24073 • 540-381-9333 • Fax: 540-381-8319 • www.BEcpas.com

Member: SEC and Private Companies Practice Sections of American Institute of Certified Public Accountants

We have also audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of FNB Corporation and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006 and our report dated February 6, 2007, expressed an unqualified opinion thereon.

/s/ Brown, Edwards & Company, L.L.P.
CERTIFIED PUBLIC ACCOUNTANTS

Christiansburg, Virginia

February 6, 2007

Providing Professional Business Advisory & Consulting Services

100 Arbor Drive, Suite 108 • Christiansburg, VA 24073 • 540-381-9333 • Fax: 540-381-8319 • www.BEcpas.com

Member: SEC and Private Companies Practice Sections of American Institute of Certified Public Accountants

December 31, 2006 and 2005

CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	2006	2005
ASSETS
Cash and due from banks	$36,877	47,089
Federal funds sold	10,600	—

Cash and cash equivalents	47,477	47,089
Securities available-for-sale, at fair value	178,821	159,399
Securities held-to-maturity, at amortized cost (fair value approximated $1,585 and $2,626 at December 31, 2006 & 2005, respectively)	1,583	2,608
Other investments at cost	9,075	9,333
Mortgage loans held for sale	18,489	8,234
Loans, net of unearned income	1,170,073	1,163,280
Less allowance for loan losses	13,920	14,412

Loans, net	1,156,153	1,148,868

Bank premises and equipment, net	26,194	24,237
Other real estate owned	637	765
Goodwill	44,473	44,473
Core deposit intangibles	2,996	4,059
Other assets	32,817	32,417

Total assets	$1,518,715	1,481,482

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand deposits	$158,464	159,851
Interest-bearing demand and savings deposits	447,928	430,947
Time deposits	469,232	460,536
Certificates of deposit of $100,000 and over	187,358	165,672

Total deposits	1,262,982	1,217,006

FHLB advances	62,634	62,998
Trust preferred	12,372	27,836
Other borrowings	45	6,814
Other liabilities	7,265	6,352

Total liabilities	1,345,298	1,321,006

Shareholders’ equity
Common stock, $5.00 par value. Authorized 25,000,000 shares; issued and outstanding 7,348,823 shares in 2006 and 7,312,868 in 2005	36,744	36,565
Surplus	84,212	83,504
Retained earnings	53,545	41,656
Accumulated other comprehensive income (loss)	(1,084)	(1,249)

Total shareholders’ equity	173,417	160,476

Total liabilities and shareholders’ equity	$1,518,715	1,481,482

See accompanying notes to consolidated financial statements.

Years Ended December 31, 2006, 2005 and 2004

(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

	2006	2005	2004
Interest income:
Interest and fees on loans	$84,157	72,236	61,911
Interest on securities:
Taxable	9,193	7,118	7,225
Nontaxable	325	448	700
Interest on federal funds sold and short term investments	1,122	950	625

Total interest income	94,797	80,752	70,461

Interest expense:
Deposits	35,387	24,368	18,358
Federal funds purchased and securities sold under agreements to repurchase	117	93	80
Debt	4,785	4,741	4,222

Total interest expense	40,289	29,202	22,660

Net interest income	54,508	51,550	47,801

Provision for loan losses	1,737	2,564	3,046

Net interest income after provision for loan losses	52,771	48,986	44,755

Noninterest income:
Service charges on deposit accounts	5,742	6,318	6,147
Origination fees on loans sold	3,326	3,777	3,131
Other service charges and fees	2,167	1,794	1,631
Trust/investment product sales revenue	1,411	1,429	1,029
Other income	2,521	2,946	2,396
Securities gains (losses), net	27	—	15

Total noninterest income	15,194	16,264	14,349

Noninterest expense:
Salaries and employee benefits	21,808	19,952	19,065
Occupancy and equipment expense, net	5,790	5,941	5,864
Cardholder/merchant processing	991	838	737
Supplies expense	957	907	845
Telephone expense	701	692	825
Net other real estate owned expense	151	166	114
Amortization of core deposit intangibles	1,063	1,225	1,387
Other expenses	9,464	8,899	7,993

Total noninterest expense	40,925	38,620	36,830

Income before income tax expense	27,040	26,630	22,274
Income tax expense	9,128	9,097	8,027

Net income	$17,912	17,533	14,247

Years Ended December 31, 2006, 2005 and 2004

(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME (Continued)

	2006	2005	2004
Other comprehensive income (loss), net of income tax expense (benefit):
Gross unrealized gains (losses) on available-for-sale securities	490	(2,202)	(860)
Less: Reclassification adjustment for (gains) losses included in net income	(27)	—	(15)
Net underfunded post retirement benefits	(298)	—	—

Other comprehensive income (loss)	165	(2,202)	(875)
Comprehensive income	$18,077	15,331	13,372

Basic earnings per share	$2.44	2.40	1.96

Diluted earnings per share	$2.41	2.39	1.95

See accompanying notes to consolidated financial statements.

Years Ended December 31, 2006, 2005 and 2004

CONSOLIDATED STATEMENTS OF CASH FLOWS	(in thousands)

	2006	2005	2004
Cash flows from operating activities:
Net income	$17,912	17,533	14,247
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,737	2,564	3,046
Depreciation and amortization of bank premises and equipment	2,391	2,532	2,668
Amortization of core deposit intangibles	1,063	1,225	1,387
ESOP compensation	—	60	233
Stock awards compensation	385	280	251
Deferred income tax expense (benefit)	(203)	(992)	(100)
Amortization of premiums and accretion of discounts, net	175	506	792
Gain on sales of securities, net	(27)	—	(15)
Loss (gain) on sale of fixed assets and other real estate	102	(770)	(76)
Net (increase) decrease in mortgage loans held for sale	(10,255)	2,671	(4,683)
Increase in other assets	(665)	(3,005)	(816)
Increase (decrease) in other liabilities	913	195	(2,148)

Net cash provided by operating activities	$13,528	22,799	14,786

Cash flows from investing activities:
Proceeds from sales of securities available-for-sale	$—	676	9,676
Proceeds from calls and maturities of securities available-for-sale	48,006	28,565	59,035
Proceeds from calls and maturities of securities held-to-maturity	1,017	1,321	5,724
Purchases of securities available- for-sale	(66,598)	(49,063)	(40,009)
Net increase in loans	(9,821)	(62,009)	(107,191)
Proceeds from sale of fixed assets and other real estate owned	366	2,199	2,399
Recoveries on loans previously charged off	509	363	483
Bank premises and equipment expenditures	(4,398)	(3,199)	(2,748)

Net cash used in investing activities	$(30,919)	(81,147)	(72,631)

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)	(in thousands)

	2006	2005	2004
Cash flows from financing activities:
Net increase in deposits	$45,976	92,739	75,465
Net decrease in FHLB advances	(364)	(23,382)	(10,166)
Net decrease in Trust Preferred subordinated debt	(15,464)	—	—
Net (decrease) increase in other borrowings	(6,769)	3,489	(2,739)
Principal payments on ESOP debt	—	100	245
Stock options exercised	423	400	420
Dividends paid	(6,023)	(5,695)	(5,632)

Net cash provided by financing activities	$17,779	67,651	57,593

Net increase (decrease) in cash and cash equivalents	388	9,303	(252)
Cash and cash equivalents at beginning of year	47,089	37,786	38,038

Cash and cash equivalents at end of year	$47,477	47,089	37,786

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY	Years Ended December 31, 2006, 2005 and 2004 (in thousands, except share and per share data)

	Common Stock	Surplus	Unearned ESOP Shares	Retained Earnings	Accumulated Other Compre- hensive Income	Total
Balances at December 31, 2003	$36,170	82,252	(345)	21,203	1,828	141,108
Net income	—	—	—	14,247	—	14,247
Cash dividends, $0.74 per share	—	—	—	(5,632)	—	(5,632)
ESOP shares allocated upon loan repayment	—	233	245	—	—	478
Stock awards issued	50	205	—	—	—	255
Stock options exercised	155	265	—	—	—	420
Change in net unrealized gains (losses) on securities available-for- sale, net of tax effect of $(471)	—	—	—	—	(875)	(875)

Balances at December 31, 2004	$36,375	82,955	(100)	29,818	953	150,001

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (continued)	Years Ended December 31, 2006, 2005 and 2004 (in thousands, except share and per share data)

	Common Stock	Surplus	Unearned ESOP Shares	Retained Earnings	Accumulated Other Compre- hensive Income	Total
Net Income	$—	—	—	17,533	—	17,533
Cash dividends, $0.78 per share	—	—	—	(5,695)	—	(5,695)
ESOP shares allocated upon loan repayment	—	60	100	—	—	160
Stock awards issued	40	239	—	—	—	279
Stock options exercised	150	250	—	—	—	400
Change in net unrealized gains (losses) on securities available-for- sale, net of tax effect of $(1,186)	—	—	—	—	(2,202)	(2,202)

Balances at December 31, 2005	$36,565	83,504	—	41,656	(1,249)	$160,476

CONSOLIDATED STATEMENTS OF	Years Ended December 31, 2006, 2005 and 2004
CHANGES IN SHAREHOLDERS’ EQUITY	(in thousands, except share and per share data)
(continued)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Compre- hensive Income	Total
Net Income	$—	—	17,912	—	17,912
Cash dividends, $0.82 per share	—	—	(6,023)	—	(6,023)
Stock awards issued	70	394	—	—	464
Stock options exercised	109	314	—	—	423
Change in net unrealized gains (losses) on securities available-for-sale, net of tax effect of $249	—	—	—	463	463
Change in net underfunded post retirement benefits, net of tax effect of $(160)	—	—	—	(298)	(298)

Balances at December 31, 2006	$36,744	84,212	53,545	(1,084)	$173,417

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	December 31, 2006
(amounts in thousands, except share, per share and percentage data)

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the more significant accounting policies used in the preparation and presentation of the financial statements. The accounting and reporting policies of FNB Corporation conform to U. S. Generally Accepted Accounting Principles and general practices within the banking industry.

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the year. Material estimates that are particularly susceptible to significant changes in the near term are related to the determination of the allowance for loan losses, valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans, and the estimates of fair market values of loans, deposits and other assets and liabilities acquired in merger transactions accounted for under the purchase method of accounting. Actual results could differ significantly from those estimates.

(a)	Consolidation

The consolidated financial statements include FNB Corporation (“FNB”) and its wholly-owned subsidiary. Since May 19, 2006, the effective date of the merger of two of FNB’s affiliate banks into its largest affiliate bank, FNB’s primary subsidiary is First National Bank (referred to as the “Bank”). Prior to May 19, 2006, FNB’s primary subsidiaries were First National Bank, FNB Salem Bank and Trust, National Association, and Bedford Federal Savings Bank, National Association (also, collectively referred to as the “Bank”). Significant intercompany transactions and balances have been eliminated in consolidation.

(b)	Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include those amounts in the balance sheet caption, “cash and due from banks.” Generally, cash and cash equivalents are considered to have maturities of three months or less. The Bank maintains amounts due from banks, which, at times, may exceed federally insured limits. No losses have been experienced in such accounts.

(c)	Securities

FNB follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments In Debt and Equity Securities.” Under SFAS No. 115, investments in debt and equity securities are required to be classified in three categories and accounted for as follows:

•	Debt securities which FNB has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost, computed by the level yield method.

•

Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in income. FNB has no trading securities.

•

Debt and equity securities not classified as either held-to-maturity or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from income and reported as a separate component of shareholders’ equity, net of the related income tax effect.

Gains and losses on sales of securities are based on the net proceeds and adjusted carrying amount of the security sold using the specific identification method. Declines in fair values of individual securities below their cost that are other than temporary are charged to income resulting in a new cost basis for the security.

(d)	Other Investments

Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock are the primary components of Other Investments. These investments are recorded at cost and considered to be restricted, as FNB is required by these agencies to hold these investments and the only market for this stock is the issuing agency. Other Investments have a carrying value of $9,075 and $9,333 at December 31, 2006 and 2005, respectively.

(e)	Loans

Loans are stated at the amount of funds disbursed plus the applicable amount, if any, of unearned interest and deferred fees and costs less payments received. Interest on commercial and real estate mortgage loans is accrued based on the average loan balance outstanding times the applicable interest rate. Interest on installment loans is recognized on methods that approximate the level yield method. Loan origination and commitment fees and certain costs are deferred, and the net amount is amortized over the contractual life of the related loans as an adjustment of the yield.

Interest related to nonaccrual loans is recognized on a cash basis. Loans are generally placed on nonaccrual status when the collection of principal or interest is 90 days or more past due, unless the obligation is both well-secured and in the process of collection.

Mortgage loans held for sale are carried at the lower of aggregate cost or market value. Gains or losses on sales of loans are recognized when control over these assets has been surrendered.

(f)	Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on management’s judgment, it is probable that FNB will not be able to collect all amounts due according to the contractual terms of the loan. In making such assessment, management considers the individual strength of borrowers, the strength of particular industries, the payment history of individual loans, the value and marketability of collateral and general economic conditions. Management’s methodology for evaluating the collectibility of a loan after it is deemed to be impaired does not differ from the methodology used for nonimpaired loans.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, FNB does not separately identify individual consumer and residential loans for impairment disclosures.

(g)	Business Combinations

Business combinations are accounted for by the purchase method under which net assets of the business acquired are recorded at their estimated fair values as of the date of acquisition with any excess of the cost of the acquisition over the fair value of the net tangible and intangible assets acquired recorded as goodwill. Results of operations of the acquired business are included in the income statement from the date of acquisition.

(h)	Goodwill and Other Intangible Assets

Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Other intangible assets represent purchased assets that also lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset or liability. On January 1, 2002, FNB adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” Under the provisions of SFAS No. 142, goodwill is no longer ratably amortized into the income statement over an estimated life, but rather is tested at least annually for impairment. Intangible assets that have finite lives continue to be amortized on an accelerated basis over 10 years. Note 16 includes a summary of goodwill and other intangible assets.

(i)	Bank Premises and Equipment, Net

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is charged to expense over the estimated useful lives of the assets, principally on the straight-line method. Costs of maintenance and repairs are charged to expense as incurred, and improvements are capitalized.

(j)	Other Real Estate Owned

Other real estate owned represents properties acquired through foreclosure or deed taken in lieu of foreclosure. At the time of acquisition, these properties are recorded at fair value less estimated costs to sell. Expenses incurred in connection with operating these properties and subsequent write-downs, if any, are charged to expense. Gains and losses on the sales of these properties are credited or charged to income in the year of the sale.

(k)	Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(l)	Marketing and Advertising Costs

Marketing and advertising costs are generally expensed as incurred and totaled $536, $744 and $622 for 2006, 2005 and 2004, respectively.

(m)	Stock Compensation Plans

On January 1, 2006, FNB adopted SFAS No. 123R, “Share-Based Payments.” FASB 123R superseded SFAS No. 123, “Accounting for Stock-Based Compensation,” which set forth compensation recognition principles that are based on a fair value model. Prior to 2006, FNB had elected an alternative provided for under SFAS No. 123, which is to account for the activity under the 2000

Incentive Stock Plan using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Accordingly, compensation cost was not recognized in the financial statements for grants of stock options as all options granted under the 2000 Plan had an exercise price equal to the fair market value of the underlying stock at the date of grant.

Compensation expense included in the accompanying Consolidated Statements of Income and Comprehensive Income related to stock grants under the 2000 Plan during 2005 and 2004 totaled $182 and $163, respectively, net of income taxes. Had compensation cost for FNB’s stock compensation plan been determined consistent with SFAS No. 123, net income and earnings per share would have been reduced to the pro forma amounts reflected below:

Years Ended December 31,	2005	2004
Net Income, as reported	$17,533	14,247
Add: Compensation expense related to stock grants included in net income, net of tax	182	163
Deduct: Compensation expense related to stock plans using fair value accounting, net of tax	476	289

Net Income, on a pro forma basis	$17,239	14,121

Basic earnings per share -
As reported	$2.40	1.96
Pro forma	2.36	1.95
Diluted earnings per share -
As reported	$2.39	1.95
Pro forma	2.35	1.93

For purposes of the pro forma calculation, compensation expense in 2004 was recognized on a straight-line basis over the vesting period of the grant. In 2005, the decision was made to accelerate the vesting of options. As a result of this decision, the total remaining fair value of employee options is included as compensation expense in the above table for 2005. This amounts to an additional $211 over that which would have been reported had the vesting period not been accelerated.

(n)	Earnings Per Share

Basic earnings per share computations are based on the weighted average number of shares outstanding during each year: 7,335,405, 7,293,148 and 7,251,588 in 2006, 2005 and 2004, respectively. Dilutive earnings per share reflects the additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued relate to unvested stock grants and outstanding options determined by the Treasury Method.

(o)	Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and post- retirement benefits, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

(p)	Trust Assets

Assets held by the Bank’s trust department in a fiduciary or agency capacity are not included in the consolidated financial statements as they are not assets of FNB.

(q)	Derivatives

FNB originates residential real estate loans that are sold to various investors under “best efforts” contracts. Under these best efforts contracts, FNB submits individual loan applications to investors for approval and commits to deliver the loans to the investor if the loans close. Based on customer preference and the investor’s approval, the rate quoted is “locked” for a specified number of days. The customer receives the rate quoted contingent upon the loan closing within the lock period. If the loan closes outside the lock period, FNB may request a lock extension from the investor for a flat fee not subject to interest rate fluctuations. FNB does not issue written commitments to borrowers related to these loans.

All loans are approved by the investor as to the quality, amount and rate prior to funding and are underwritten according to the standards of the investor. Generally the price the investor will pay for the loan is established when the loan is approved by the investor. Many of the contracts require the payment of a “pair-off” or net settlement fee in the event that an approved loan is closed but not subsequently delivered to the investor. The contracts that require the payment of a net settlement fee meet the definition of a derivative under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, which requires the recognition of a separate asset or liability in the financial statements related to the value of the commitment.

(r)	Post-Retirement Benefits

FNB adopted the provisions of SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” for the fiscal year ended December 31, 2006. This statement requires recognition of the over-funded or under-funded status of defined benefit pension and post-retirement plans as an asset or liability, respectively, in the statement of financial position and recognition of changes in that funded status in comprehensive income in the year in which changes occur. When fully effective, SFAS 158 will require measurement of the funded status of a plan as of the date of the statement of financial position. FNB recognized a liability of $458 for its under- funded post-retirement benefits as of December 31, 2006.

(s)	Reclassification of Financial Statement Presentation

Certain reclassifications have been made to the 2005 and 2004 financial statements to conform with the 2006 financial statement presentation. Such reclassifications had no effect on net income as previously reported.

(2)	RESTRICTIONS ON CASH

Federal Reserve regulations require the Bank to maintain certain average balances as cash reserves. The reserve requirements approximated $201 and $15,106 at December 31, 2006 and 2005, respectively.

(3)	SECURITIES AVAILABLE-FOR-SALE

The following sets forth the composition of securities available-for-sale, which are reported at fair value, at December 31, 2006 and 2005:

December 31, 2006	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
U.S. Treasury	$150	—	(3)	147
U.S. Government agencies and corporations	51,422	79	(652)	50,849
Mortgage-backed	106,282	395	(1,121)	105,556
States and political subdivisions	11,050	111	(91)	11,070
Corporate	11,128	100	(29)	11,199

Total AFS debt securities	$180,032	685	(1,896)	178,821

December 31, 2005	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
U.S. Treasury	$150	—	(4)	146
U.S. Government agencies and corporations	42,544	—	(901)	41,643
Mortgage-backed	87,326	184	(1,374)	86,136
States and political subdivisions	14,160	198	(98)	14,260
Corporate	17,141	110	(37)	17,214

Total AFS debt securities	$161,321	492	(2,414)	159,399

The amortized cost and approximate fair value of securities available-for-sale that were in a loss position at December 31, 2006 are shown below.

		Gross Unrealized Losses
December 31, 2006	Amortized Cost	Loss Position < 12 Months	Loss Position > 12 Months	Fair Value
U.S. Treasury	$150	—	3	147
U.S. Government agencies and corporations	41,947	14	639	41,294
Mortgage-backed	75,958	162	959	74,837
States and political subdivisions	3,090	—	91	2,999
Corporate	4,045	—	28	4,017

Totals	$125,190	176	1,720	123,294

At December 31, 2006, the available-for-sale portfolio included 114 individual investments for which the fair market value was less than amortized cost. Management does not believe any individual unrealized loss as of December 31, 2006 represents an other-than-temporary impairment. These unrealized losses are primarily attributable to changes in interest rates resulting from market fluctuations. FNB has the ability to hold the securities contained in the previous table for the time necessary to recover the amortized cost.

The amortized cost and approximate fair value of securities available-for-sale by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

December 31, 2006	Amortized Cost	Approximate Fair Value
Due in one year or less	$7,577	7,550
Due after one year through five years	47,425	47,041
Due after five years through ten years	28,363	28,091
Due after ten years	96,667	96,139

Totals	$180,032	178,821

For the years ended December 31, 2006, 2005, and 2004, proceeds from sales of securities available-for-sale amounted to zero, $676 and $9,676, respectively. Gross realized gains on securities available-for-sale were $27 and $64 and gross realized losses were zero and $52 in 2006 and 2004, respectively. There were no gross realized gains or losses on securities available-for-sale in 2005. The tax benefit (provision) applicable to these net realized gains and losses amounted to $(10), zero and $(4) in 2006, 2005 and 2004, respectively.

The carrying value of securities available-for-sale pledged to secure public and trust deposits and securities sold under agreements to repurchase, and for other purposes as required or permitted by law, was $51,813 at December 31, 2006 and $53,003 at December 31, 2005.

(4)	SECURITIES HELD-TO-MATURITY

The amortized cost, gross unrealized gains and losses, and approximate fair value of securities held-to-maturity at December 31, 2006 and 2005 are as follows:

December 31, 2006	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Mortgage-backed	$56	—	—	56
States and political subdivisions	1,527	7	(5)	1,529

Totals	$1,583	7	(5)	1,585

December 31, 2005	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Mortgage-backed	$85	1	—	86
States and political subdivisions	2,523	22	(5)	2,540

Totals	$2,608	23	(5)	2,626

Two held-to-maturity securities were in a loss position at December 31, 2006.

The amortized cost and approximate fair value of securities held-to-maturity by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

December 31, 2006	Amortized Cost	Approximate Fair Value
Due in one year or less	$625	627
Due after one year through five years	917	917
Due after five years through ten years	2	2
Due after ten years	39	39

Totals	$1,583	1,585

There were no realized gains or losses on calls and maturities of securities held-to-maturity in 2006 and 2005. Realized gains were $3 and realized losses were zero on calls and maturities of securities held-to-maturity in 2004. The carrying value of securities held-to-maturity pledged to secure public and trust deposits and securities sold under agreements to repurchase, and for other purposes as required or permitted by law, was $902 and $1,105 at December 31, 2006 and 2005, respectively.

(5)	RELATED PARTY TRANSACTIONS

In the ordinary course of business, FNB has granted loans to officers, directors and their affiliates as follows:

	2006	2005
Beginning balance	$8,099	7,479
New loans	2,157	3,188
Repayments	(2,504)	(2,568)

Ending balance	$7,752	8,099

In addition, there were loans of $6,302 and $7,424 at December 31, 2006 and 2005, respectively, which were endorsed by directors or had been made to companies in which directors had an equity interest.

At December 31, 2006 and 2005, there were deposits from officers and directors of $9,006 and $9,286, respectively.

(6)	LOANS AND ALLOWANCE FOR LOAN LOSSES

At December 31, loans consisted of the following:

	2006	2005
Commercial	$107,860	104,160
Consumer	183,816	192,844
Real estate – commercial	289,300	291,015
Real estate – construction	229,147	186,834
Real estate – mortgage	359,950	388,427

Total loans, net of unearned income	1,170,073	1,163,280
Less allowance for loan losses	13,920	14,412

Loans, net	$1,156,153	1,148,868

At December 31, 2006 and 2005, FNB had sold without recourse to financial institutions and other customers of FNB participations in various loans in the amount of $31,350 and $26,490, respectively.

A summary of the changes in the allowance for loan losses (including allowances for impaired loans) follows:

Years Ended December 31,	2006	2005	2004
Balance at beginning of year	$14,412	13,165	12,002
Provisions for loan losses	1,737	2,564	3,046
Loan recoveries	509	363	483
Loan charge-offs	(2,738)	(1,680)	(2,366)

Balance at end of year	$13,920	14,412	13,165

Nonperforming assets consist of the following:

December 31,	2006	2005	2004
Nonaccrual loans	$5,074	5,414	3,534
Other real estate owned	637	765	1,269
Loans past due 90 days or more	362	562	747

Total nonperforming assets	$6,073	6,741	5,550

December 31,	2006	2005
Impaired loans without a valuation allowance	$—	—
Impaired loans with a valuation allowance	5,409	5,943

Total impaired loans	$5,409	5,943

Valuation allowance related to impaired loans	$449	1,305

Years Ended December 31,	2006	2005	2004
Average investment in impaired loans	$5,676	4,960	3,634

Interest income recognized on impaired loans	$157	100	74

Interest income recognized on a cash basis on impaired loans	$170	111	146

There were no material commitments to lend additional funds to customers whose loans were classified as impaired at December 31, 2006.

(7)	BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost less accumulated depreciation and amortization as follows:

December 31,	2006	2005
Land	$6,461	4,980
Buildings	20,500	19,260
Furniture and equipment	18,862	20,150
Leasehold improvements	1,105	1,202

	46,928	45,592
Less accumulated depreciation and amortization	(20,734)	(21,355)

Totals	$26,194	24,237

Depreciation expense for the years ended December 31, 2006, 2005 and 2004 amounted to $2,391, $2,532 and $2,668, respectively.

(8)	LEASING ACTIVITIES

FNB’s leasing activities consist of the leasing of land and buildings under agreements in which FNB is lessee. These leases have been classified as operating leases.

The following is a schedule by years of future minimum rental payments required under non-cancelable operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2006:

Year ending December 31:

2007	$392
2008	252
2009	120
2010	83
2011	17
Thereafter	—

Total minimum payments required	$864

Rental commitments of less than one year are not included in the above schedule. Rentals charged to operations under operating leases were $535, $512 and $494 for the years ended December 31, 2006, 2005 and 2004, respectively.

(9)	DEPOSITS

Time deposits and certificates of deposit of $100,000 and over as of December 31, 2006 mature as follows:

2007	$372,459
2008	205,658
2009	36,431
2010	18,572
2011	23,470
Thereafter	—

$656,590

(10)	SHORT TERM BORROWINGS AND LONG TERM DEBT

Securities sold under agreements to repurchase (repurchase agreements) at December 31, 2006 totaled $45 and were collateralized by investment securities controlled by FNB with a book value of $1,998. The maximum amount of repurchase agreements outstanding during 2006 was $1,965, and the average amount outstanding during 2006 was $754.

Advances from the FHLB were $62,634 and $62,998 on December 31, 2006 and 2005, respectively. The interest rates on the advances as of December 31, 2006 range from 2.74% to 7.26%. The weighted cost of FHLB borrowing was 4.89% at December 31, 2006. The advances are collateralized under a blanket floating lien agreement whereby FNB gives a blanket pledge of single family residential first mortgage loans amounting to $296,972 at December 31, 2006. Of the total balance at December 31, 2006, $10,230, $20,096, $12,051 and $10,257 matures in 2007, 2008, 2009 and 2010, respectively. The remainder matures after 2011. FNB has additional borrowing capacity of $174,944 under its existing agreement with the FHLB at December 31, 2006.

In 2001, FNB’s subsidiary business trust, FNB (VA) Statutory Trust I, issued $15,464 face amount of trust preferred securities. On December 18, 2006, these trust preferred securities were redeemed. The remaining unamortized issuance cost of $375 was charged to other expenses in 2006.

In 2003, FNB’s subsidiary business trust, FNB (VA) Statutory Trust II, issued $12,372 face amount of trust preferred securities which qualify as Tier 1 capital of FNB. The trust preferred securities are callable at any time after five years from the issue date and are guaranteed by FNB on a subordinated basis. The trust preferred securities are presented in FNB’s consolidated balance sheets under the caption “Trust preferred.” FNB records distributions payable on the trust preferred securities as interest expense in its consolidated statements of income and comprehensive income. The cost of issuance of the trust preferred securities was approximately $350. This cost is being amortized over a thirty year period from the issue date. The trust preferred securities pay interest at a rate of 3 month LIBOR plus 3.10% subject to quarterly interest rate adjustments. The interest rate was 8.47% on December 31, 2006 and 7.62% on December 31, 2005. The weighted cost of trust preferred financing was 8.47% at December 31, 2006 and 7.88% at December 31, 2005.

(11)	EMPLOYEE BENEFIT PLANS

FNB sponsors an Employee Stock Ownership Plan (“ESOP” or the “Plan”), which covers all employees following the completion of one year of service and the attainment of age 21. The ESOP invests substantially in stock of FNB. ESOP compensation expense of $753, $718 and $733 was recorded for 2006, 2005 and 2004, respectively.

ESOP shares as of December 31, 2006 consisted of 551,335 allocated shares. There were no unreleased and unearned shares.

FNB sponsors a 401(k) plan that covers substantially all employees who work at least 1,000 hours per year. Participants have the option to have from 1% to 100% of their salary withheld on a pre-tax basis to be contributed to the plan as long as the amount does not exceed IRS guidelines. FNB matches 200% of the participants’ contributions up to 1% of pay, plus 100% of contributions from 1% to 3% of pay. Participants may choose among several investment options comprised primarily of mutual funds, but there is no stock of FNB in the plan. Matching contributions totaled $601, $583 and $562 for 2006, 2005 and 2004, respectively.

(12)	INCOME TAXES

Total income taxes are allocated as follows:

Years Ended December 31,	2006	2005	2004
Income	$9,128	9,097	8,027
Shareholders’ equity, for net unrealized gains and (losses) on securities available-for-sale recognized for financial reporting purposes	249	(1,186)	(471)
Shareholders’ equity, for net underfunded post-retirement benefits	(160)	—	—

Totals	$9,217	7,911	7,556

The components of federal income tax expense (benefit) are as follows:

Years Ended December 31,	2006	2005	2004
Current	$9,214	10,089	8,127
Deferred	(86)	(992)	(100)

Total	$9,128	9,097	8,027

The reconciliation of expected income tax expense at the statutory federal rate with the reported tax expense at the effective rate is as follows:

	2006		2005		2004
Years Ended December 31,	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income	Amount	Percent of Pretax Income
Expected tax expense at statutory rate	$9,464	35.0%	9,321	35.0%	7,796	35.0%
Increase (decrease) in taxes resulting from:
Tax-exempt income	(427)	(1.6)	(458)	(1.7)	(561)	(2.4)
Nondeductible interest expense	18	0.1	16	0.1	19	0.1
Nondeductible intangibles amortization	—	0.0	—	0.0	485	2.2
State income taxes	27	0.1	12	0.0	179	0.8
Other	46	0.2	206	0.8	109	0.3

Reported tax expense at effective rate	$9,128	33.8%	9,097	34.2%	8,027	36.0%

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

December 31,	2006	2005
Deferred tax assets:
Loans, principally due to allowance for loan losses and unearned fees	$4,872	5,044
Accrued employee benefits due to accrual for financial reporting purposes in excess of actual contributions	550	441
Accrued compensation benefits due to accrual for financial purposes in excess of deductible amounts	—	57
Securities, due principally to valuation allowance	424	672
Underfunded post retirement benefits	160	—
Other	208	195

Total gross deferred tax assets	6,214	6,409

Deferred tax liabilities:
Bank premises and equipment, due to differences in depreciation	627	784
Investment securities, due to differences in discount accretion	91	41
Prepaids, due to advance payments	690	286
Amortizable goodwill	701	584
Purchase accounting adjustment	1,884	2,263
Other	72	300

Total gross deferred tax liabilities	4,065	4,258

Net deferred tax asset, included in other assets	$2,149	2,151

(13)	DIVIDEND RESTRICTIONS AND CAPITAL REQUIREMENTS

The holding company’s principal asset is its investment in its wholly-owned consolidated subsidiary. The primary source of income for the holding company to date has been dividends from the Bank. Regulatory agencies limit the amount of funds that may be transferred from the Bank to the holding company in the form of dividends, loans, or advances.

Under applicable federal laws, the Comptroller of the Currency (the “OCC”) restricts, without prior approval, the total dividend payments of the Bank in any calendar year to the net profits of that year, as defined, combined with the retained net profits for the two preceding years. Dividends that may be declared in 2007 without the approval of the OCC are $15,744 plus year-to-date 2007 net profits as of the declaration date.

FNB is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can trigger certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on FNB’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, established by Section 38 of the Federal Deposit Insurance Act (“FDI ACT”), FNB must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance- sheet items as calculated under regulatory accounting practices. FNB’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require FNB to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2006, that FNB meets all capital adequacy requirements to which it is subject. The table below sets forth the ratios for FNB and the Bank individually and on a consolidated basis for December 31, 2006 and 2005.

Based on the most recent regulatory notification received in 2006, the Bank was categorized as well-capitalized under the regulatory framework for prompt corrective action (Section 38 of the FDI ACT). To be categorized as well-capitalized, minimum total risk-based capital, Tier 1 risk-based capital, and Tier 1 leverage ratios as set forth in the table below must be maintained. There are no conditions or events since that notification that management believes have changed the institution’s categories.

As of December 31, 2006:

			Minimum Requirements
	Actual		For Capital Adequacy		Section 38 of Federal Deposit Insurance Act
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk Weighted Assets)
Consolidated	$152,951	12.4%	98,678	8.0%	N/A
First National Bank	142,894	11.7%	97,705	8.0%	122,132	10.0%
Tier 1 Capital (to Risk Weighted Assets)
Consolidated	139,031	11.3%	49,215	4.0%	N/A
First National Bank	128,974	10.5%	49,133	4.0%	73,699	6.0%
Tier 1 Capital (to Average Assets)
Consolidated	139,031	9.4%	59,162	4.0%	N/A
First National Bank	128,974	8.8%	58,625	4.0%	73,281	5.0%

As of December 31, 2005:

			Minimum Requirements
	Actual		For Capital Adequacy		Section 38 of Federal Deposit Insurance Act
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk Weighted Assets)
Consolidated	$154,095	12.6%	97,838	8.0%	N/A
First National Bank	72,539	11.2%	51,814	8.0%	64,767	10.0%
FNB Salem Bank & Trust	38,037	10.8%	28,176	8.0%	35,219	10.0%
Bedford Federal Savings Bank	26,298	11.7%	17,982	8.0%	22,477	10.0%
Tier 1 Capital (to Risk Weighted Assets)
Consolidated	140,137	11.4%	49,171	4.0%	N/A
First National Bank	64,970	10.0%	25,988	4.0%	38,982	6.0%
FNB Salem Bank & Trust	33,623	9.5%	14,157	4.0%	21,236	6.0%
Bedford Federal Savings Bank	24,323	10.8%	9,009	4.0%	13,513	6.0%
Tier 1 Capital (to Average Assets) Consolidated	140,137	9.9%	56,621	4.0%	N/A
First National Bank	64,970	8.5%	30,574	4.0%	38,218	5.0%
FNB Salem Bank & Trust	33,623	8.9%	15,111	4.0%	18,889	5.0%
Bedford Federal Savings Bank	24,323	8.6%	11,313	4.0%	14,141	5.0%

(14)	SUPPLEMENTAL CASH FLOW INFORMATION

FNB paid $39,503, $28,664 and $26,216 for interest and $10,016, $8,814 and $9,139 for income taxes in 2006, 2005 and 2004, respectively. Noncash investing activities included $287, $237 and $863 of loans transferred to other real estate owned in 2006, 2005 and 2004, respectively.

(15)	COMMITMENTS AND CONTINGENCIES

FNB is involved from time to time in litigation arising in the normal course of business. Management believes that any resulting settlements and disposition of these matters will not have a material effect on FNB’s consolidated results of operations or financial position.

(16)	GOODWILL AND OTHER INTANGIBLES

SFAS No. 141 eliminated the pooling-of-interests method of accounting for business combinations, and FASB SFAS No. 142 superseded APB Opinion No. 17, “Intangible Assets”. Under SFAS No. 142, certain goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually for impairment or more frequently if indications of impairment arise. Goodwill is required to be tested for impairment between the annual tests if an event occurs or circumstances change that will more likely than not reduce the fair value of a reporting unit below its carrying value. An indefinite lived intangible asset is required to be tested for impairment between the annual tests if an event occurs or circumstances change indicating that the asset might be impaired. Separable intangible assets that have finite lives continue to be amortized over their useful lives, for which SFAS Nos. 142 and 147 do not impose limits.

In accordance with the disclosure requirements of SFAS No. 142, the following information is presented regarding intangibles subject to amortization and those not subject to amortization.

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Goodwill Subject to Amortization	$—	—	—
Goodwill Not Subject to Amortization
Balance, December 31, 2003	42,623	—	42,623
Additions/Impairment	—	—	—

Balance, December 31, 2004	$42,623	—	42,623
Addition due to deferred tax adjustment relating to core deposit intangibles	1,850	—	1,850

Balance, December 31, 2005	$44,473	—	44,473
Additions/Impairment	—	—	—

Balance, December 31, 2006	$44,473	—	44,473

Core Deposit Intangibles
Balance, December 31, 2003	8,932	2,261	6,671
Amortization	—	1,387	(1,387)

Balance, December 31, 2004	8,932	3,648	5,284
Amortization	—	1,225	(1,225)

Balance, December 31, 2005	8,932	4,873	4,059
Amortization	—	1,063	(1,063)

Balance, December 31, 2006	8,932	5,936	2,996

Total Goodwill and Other Intangible Assets at December 31, 2006	$53,405	5,936	47,469

In accordance with SFAS No. 142, the amortization expense for core deposit intangibles subject to amortization for each of the next five years from December 31, 2006 is as follows:

2007	$900
2008	738
2009	575
2010	413
2011	250

SFAS No. 142 requires an annual impairment test to be applied to all goodwill and other indefinite-lived intangible assets. The impairment test involves identifying separate reporting units based on the reporting structure of FNB, then assigning all assets and liabilities, including goodwill, to these units. The impairment test for 2006 was modified responsive to the change in corporate structure. FNB has completed its impairment tests of goodwill during 2006 and 2005 and did not record an impairment loss as a result of either of these tests.

(17)	FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

FNB is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement FNB has in particular classes of financial instruments. Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. FNB uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Except for unused home equity lines totaling $88,104 at December 31, 2006, and $84,230 at December 31, 2005 (included in amounts below), FNB may or may not require collateral or other security to support the following financial instruments with credit risk:

December 31,	2006		2005
	Fixed	Variable	Fixed	Variable
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$61,845	229,916	64,096	240,436
Standby letters of credit	37,003	1,964	30,049	2,846

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. FNB evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by FNB upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies but may include securities, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by FNB to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies but may include securities, accounts receivable, inventory, property, plant and equipment, and income-producing properties.

Commitments to extend credit and standby letters of credit are not reflected in the financial statements except to the extent of fees collected, which are generally reflected in income. The fulfillment of these commitments would normally result in the recording of a loan at the time the funds are disbursed.

FNB originates mortgage loans for sale to secondary market investors subject to contractually specified and limited recourse provisions. In 2006, FNB originated $285,671 and sold $276,064 of mortgage loans to investors, compared to $322,035 originated and $325,882 of mortgage loans sold in 2005. Every contract with each investor contains certain recourse language. In general, FNB may be required to repurchase a previously sold mortgage loan if there is major noncompliance with defined loan origination or documentation standards, including fraud, negligence or material misstatement in the loan documents. Repurchase may also be required if necessary governmental loan guarantees are canceled or never issued, or if an investor is forced to buy back a loan after it has been resold as a part of a loan pool. In addition, FNB may have an obligation to repurchase a loan if the mortgagor has defaulted early in the loan term. This potential default period ranges from six to twelve months after sale of a loan to the investor. Historically, repurchases under these recourse provisions have been minimal.

(18)	CONCENTRATIONS OF CREDIT RISK

FNB does a general banking business, serving the commercial, agricultural and personal banking needs of its customers in its trade territory, commonly referred to as the New River Valley and the Roanoke Valley, which consists of Montgomery, Roanoke and Bedford Counties and portions of adjacent counties in Virginia. Operating results are closely correlated with the economic trends within this area, which are, in turn, influenced by the area’s large employers which include Virginia Polytechnic Institute and State University, Radford University, the Radford Arsenal, General Electric and Norfolk Southern. Other industries include a wide variety of manufacturing concerns and agriculture-related enterprises. The ultimate collectibility of the loan portfolios and the recovery of the carrying amounts of repossessed property are susceptible to changes in the market conditions of this area. The commercial portfolio has a concentration in commercial real estate, however there is no significant concentrations of credit within a single industry. Real estate construction loans comprise 19.6% of total loans and are due primarily to residential development activity in local markets. The consumer loan portfolio included $96,527 and $109,948 of loans to individuals for household, family and other personal expenditures at December 31, 2006 and 2005, respectively. The real estate mortgage portfolio consists primarily of loans secured by 1-4 family residential properties.

(19)	DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires FNB to disclose estimated fair values of its financial instruments. The following methods and assumptions were used to estimate the approximate fair value of each class of financial instrument for which it is practicable to estimate that value:

(a)	Cash and Due from Banks and Federal Funds Sold

The carrying amounts in the consolidated balance sheets are reasonable estimates of fair values.

(b)	Securities

The fair value of securities, except certain state and municipal securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

(c)	Loans

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type (commercial, mortgage, consumer, etc.), by interest rate terms (fixed and adjustable rate) and by performing and nonperforming categories. The fair value of performing loans is calculated by discounting scheduled cash flows through estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan as well as estimates for operating expenses and prepayments. The estimate of maturity is based on FNB’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

Fair value for significant nonperforming loans is based on estimated cash flows that are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are subjectively determined using available market information and specific borrower information.

(d)	Deposits

The fair value of demand and savings deposits is the amount payable on demand. The fair value of fixed maturity time deposits and certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

(e)	Federal Funds Purchased, Securities Sold Under Agreements to Repurchase and Other Borrowed Funds

Rates currently available for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

(f)	Commitments to Extend Credit and Standby Letters of Credit

The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at December 31, 2006 and 2005, and as such, the related fair values have not been estimated.

The carrying amounts and approximate fair values of FNB’s financial instruments are as follows:

December 31,	2006		2005
	Carrying Amounts	Approximate Fair Values	Carrying Amounts	Approximate Fair Values
Financial assets:
Cash and due from banks	$36,877	36,877	47,089	47,089
Federal funds sold	10,600	10,600	—	—
Securities available-for-sale	178,821	178,821	159,399	159,399
Securities held-to-maturity	1,583	1,585	2,608	2,626
Other investments	9,075	9,075	9,333	9,333
Mortgage loans held for sale	18,489	18,489	8,234	8,234
Loans, net of unearned income	1,170,073	1,149,371	1,163,280	1,144,346

Total financial assets	$1,425,518	1,404,818	1,389,943	1,371,027

Financial liabilities:
Deposits	$1,262,982	1,219,277	1,217,006	1,163,974
Federal funds purchased, securities sold under agreements to repurchase and other borrowed funds	75,051	75,285	97,648	99,994

Total financial liabilities	$1,338,033	1,294,562	1,314,654	1,263,968

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time FNB’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of FNB’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(20)	PARENT COMPANY FINANCIAL INFORMATION

Condensed financial information of FNB Corporation (the parent or holding company) is presented below:

Condensed Balance Sheets

	December 31, 2006	December 31, 2005
Assets
Cash and due from banks	$2,367	9,358
Securities available-for-sale, at fair value	889	1,011
Other investments at cost	372	836
Investment in subsidiary bank	175,662	170,259
Other assets	9,023	8,301

Total assets	$188,313	189,765

Liabilities
Other borrowed funds	$12,372	27,836
Other liabilities	2,524	1,453

Total liabilities	14,896	29,289

Shareholders’ equity	173,417	160,476

Total liabilities and shareholders’ equity	$188,313	189,765

Statements of Income

Years Ended December 31,	2006	2005	2004
Income:
Dividends from affiliate bank	$14,497	9,409	14,396
Interest on investments	115	111	118
Management fees	19,833	18,020	14,581
Miscellaneous income	9	7	13

Total income	34,454	27,547	29,108

Interest expense	2,362	1,911	1,412
Operating expenses	19,919	18,545	14,842

Total expenses	22,281	20,456	16,254

Income before income taxes and equity in undistributed net income of affiliate bank	12,173	7,091	12,854
Applicable income tax provision (benefit)	(799)	(638)	(532)

	12,972	7,729	13,386
Equity in undistributed net income of affiliate bank	4,940	9,804	861

Net income	$17,912	17,533	14,247

Statements of Cash Flows

	2006	2005	2004
Cash flows from operating activities:
Net income	$17,912	17,533	14,247
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net income of affiliate bank	(4,940)	(10,804)	(861)
ESOP compensation	—	60	233
(Increase) decrease in other assets	(722)	114	(1,570)
Increase (decrease) in other liabilities	1,071	309	(412)
Other, net	591	689	751

Net cash provided by operating activities	$13,912	7,901	12,388

Cash flows from investing activities:
Sales and maturities of securities available-for-sale	$584	750	—
Fixed assets sold to FNB Corporation from affiliate	—	—	(4,943)

Net cash provided by (used in) investing activities	$584	750	(4,943)

Cash flows from financing activities:
Decrease in trust preferred subordinated debt	$(15,464)	—	—
Cash dividends paid on common stock	(6,023)	(5,695)	(5,632)

Net cash used for financing activities	$(21,487)	(5,695)	(5,632)

Net (decrease) increase in cash and cash equivalents	$(6,991)	2,956	1,813
Cash and cash equivalents at beginning of year	9,358	6,402	4,589

Cash and cash equivalents at end of year	$2,367	9,358	6,402

(21)	INTERIM FINANCIAL INFORMATION (Unaudited)

Consolidated quarterly results of operations are presented below. Amounts presented for 2005 have been reclassified where appropriate to conform to the presentation used for 2006. The reclassifications did not have an impact on net income.

	2006
	Three Months Ended
	March 31	June 30	September 30	December 31
Interest income	$22,306	23,274	24,403	24,814
Interest expense	8,949	9,782	10,563	10,995

Net interest income	13,357	13,492	13,840	13,819
Provision for loan losses	364	623	354	396
Noninterest income	3,833	3,965	3,815	3,581
Noninterest expense	9,782	10,219	10,254	10,670

Income before income tax expense	7,044	6,615	7,047	6,334
Income tax expense	2,370	2,241	2,383	2,134

Net income	$4,674	4,374	4,664	4,200

Basic earnings per share	$0.64	0.60	0.64	0.57

Fully diluted earnings per share	$0.63	0.59	0.63	0.56

	2005
	Three Months Ended
	March 31	June 30	September 30	December 31
Interest income	$18,748	19,584	20,830	21,590
Interest expense	6,375	7,024	7,727	8,076

Net interest income	12,373	12,560	13,103	13,514
Provision for loan losses	646	726	466	726
Noninterest income	4,174	3,875	4,191	4,024
Noninterest expense	9,463	9,475	9,635	10,047

Income before income tax expense	6,438	6,234	7,193	6,765
Income tax expense	2,420	2,190	2,313	2,174

Net income	$4,018	4,044	4,880	4,591

Basic earnings per share	$0.55	0.56	0.67	0.63

Fully diluted earnings per share	$0.55	0.55	0.66	0.62

(22)	STOCK COMPENSATION PLANS

In 2006 FNB’s shareholders approved the FNB Corporation 2006 Incentive Stock Plan (the “2006 Plan”), as previously adopted by the Board of Directors, replacing the stock incentive plan approved by shareholders in 2000 (the “2000 Plan”, collectively, “FNB’s Plans”). Awards outstanding under the 2000 Plan as of May 9, 2006 remain outstanding in accordance with their terms. The 2006 Plan makes available up to 464,191 shares of common stock (700,000 common shares minus the number of common shares represented by outstanding awards under the 2000 Plan on May 9, 2006) for awards to key employees and non-employee directors of FNB and its subsidiary in the form of stock options, stock appreciation rights, and stock awards. In addition, options that were outstanding on, and which expire or are otherwise terminated at any time after May 9, 2006, will be available for awards under the 2006 Plan. The 2006 Plan will expire in 2016, unless sooner terminated by the Board. Any option terms not specified in the 2006 Plan such as exercise prices, expiration dates, and vesting provisions are set forth in an agreement governing each grant. A stock option may be either an incentive stock option within the meaning of Section 422 of the Internal Revenue Code or a non-qualified stock option. There were no options issued under the 2006 Plan at December 31, 2006.

A summary of the status (shares in thousands) of stock options under FNB’s Plans is presented below:

	2006		2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	237	$19.79	249	$18.59	259	$17.18
Granted	—	—	19	25.05	28	25.62
Exercised	(21)	19.36	(30)	13.32	(31)	13.50
Forfeited	—	—	(1)	14.26	(7)	17.13

Outstanding at end of year	216	$19.83	237	$19.79	249	$18.59

Options exercisable at year-end	216	$19.83	237	$19.79	161	$16.28

Information about stock options outstanding under FNB’s Plans at December 31, 2006 follows:

Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$15.39 – 16.58	108	3.7 years	$15.57
17.36 – 17.36	16	5.1 years	17.36
23.05 – 26.90	92	6.9 years	25.31

Totals	216	5.1 years	19.83

The weighted average fair value per share of options granted in 2005 and 2004 amounted to $6.87 and $8.29, respectively. The fair values of stock options granted were estimated at the date of grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model was originally developed for use in estimating the fair value of traded options, which have different characteristics from FNB’s employee stock options. The model is also sensitive to changes in assumptions, which can materially affect the fair value estimate. The following weighted-average assumptions were used to determine the fair value of options:

Years Ended December 31,	2005	2004
Dividend yield	3.0%	2.8%
Expected life	10.0 years	10.0 years
Expected volatility	27%	30%
Risk-free interest rate	4.2%	4.8%

Compensation cost for awards of stock under FNB’s Plans requiring no payment by the grantee is recorded at the effective date of the award and is measured by the market price of the stock awarded as of that date. Such cost is amortized to expense over the period of service to which the award relates.

(23)	RECENT ACCOUNTING DEVELOPMENTS

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” This statement clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” The effective date of this statement is for fiscal years beginning after December 15, 2006. Management has determined that adoption of this statement will not have an impact on FNB’s financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value methods. SFAS 157 does not require any new fair value measurements. Instead, it provides for increased consistency and comparability in fair value measurements and for expanded disclosure surrounding the fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 is not expected to have a material effect on FNB’s financial statements.

There were various other accounting standards and interpretations issued during 2006, none of which are expected to have a material impact on FNB’s financial position, operations or cash flows.